EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of the Amendment No. 2 to Schedule 13G to which this Agreement is attached.

Dated:  February 7, 2006

DISCOVERY GROUP I, LLC,

By	/s/ Michael R. Murphy
Michael R. Murphy
Managing Member

/s/ Daniel J. Donoghue
Daniel J. Donoghue

/s/ Michael R. Murphy
Michael R. Murphy